EXHIBIT 32.2
Section 1350 Certification
By Principal Financial Officer
     I, Craig R. Jones, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the periodic report, to which this Statement is attached, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in the periodic report to which this Statement is attached, fairly presents, in all material respects, the financial condition and results of operations of the registrant.
     A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC upon request.
     Dated: December 21, 2006

/s/ Craig R. Jones
Craig R. Jones
Chief Financial Officer